UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2025, PharmaCyte Biotech, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) for continued listing on The Nasdaq Capital Market. The Bid Price Rule requires listed securities to maintain a minimum bid price of $1.00 per share, and, based on the closing bid price of the Company’s common stock for the 30 consecutive business days preceding the date of the Notice, the Company no longer satisfies this requirement.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market, and the Company’s common stock will continue to trade under the symbol “PMCB.” The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until June 1, 2026 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If at any time during this 180-day period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days (or for such longer period as the Nasdaq staff may determine is necessary under Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide the Company with written confirmation of compliance, and the matter will be closed.

If the Company does not regain compliance by the Compliance Date, the Company may be eligible for an additional 180-day compliance period if it (i) meets all applicable continued listing requirements for initial listing on The Nasdaq Capital Market (other than the minimum bid price requirement) and (ii) provides Nasdaq with written notice of its intention to cure the deficiency during the second compliance period, which may include effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during any additional compliance period granted, Nasdaq will provide written notification to the Company that its securities are subject to delisting. In such event, the Company would be entitled to appeal Nasdaq’s determination to a Nasdaq Hearings Panel.

The Company intends to actively monitor the closing bid price of its common stock and will consider all available options to regain compliance with the Bid Price Rule, including, if appropriate, implementing a reverse stock split, subject to stockholder approval. There can be no assurance that the Company will be able to regain or maintain compliance with the Bid Price Rule or the other continued listing requirements of The Nasdaq Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACYTE BIOTECH, INC.

Date: December 5, 2025

	By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Chief Executive Officer and President

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